UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report: February 27, 2006
Date of earliest event reported: February 23, 2006
CALAVO GROWERS, INC.
(Exact Name of Registrant as specified in Charter)

California	000-33385	33-0945304

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (805) 525-1245
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers
(d)	On February 23, 2006, Mr. Harold Edwards and Mr. Alan Van Wagner were appointed to Calavo Growers, Inc.’s (the Company) Board of Directors to serve as a Director of the Company for the term expiring on the date of the Company’s Annual Meeting in 2006. Mr. Edwards has been the president and chief executive officer of Limoneira Company, an agricultural, real estate and community development company, since November 2004. Mr. Van Wagner has been the president and CEO of Turners Machinery Inc., a machine tool trading company, since 1971.

There was no arrangement or understanding pursuant to which Mr. Edwards or Mr. Van Wagner were appointed as directors, and there are no related party transactions between the Company and Mr. Edwards or Mr. Van Wagner, save for the activity between Calavo and Limoneira Company (particularly delivered avocados), of which Mr. Edwards is the CEO and President of Limoneira Company, as stated above. As a result of the foregoing, the Company believes that only Mr. Van Wagner is an independent director.

The Company believes that 7 out of its 13 directors are independent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
February 27, 2006	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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